SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

FTI Consulting, Inc. (the “Company”) held its annual meeting of stockholders on June 5, 2013 (“Annual Meeting”). A total of 35,034,939 shares, or 87.22%, of the common stock issued and outstanding as of the record date of March 25, 2013, were represented by proxy or in person at the Annual Meeting.

The final voting results for the three proposals submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 to Elect Nine Nominees as Directors of the Company.

The following nine nominees were elected as directors of the Company by plurality vote, to hold office until the 2014 annual meeting of stockholders and until their successors are elected and qualified.

Name	For	Authority Withheld	Broker Non-Votes
Brenda J. Bacon	26,610,447	6,335,210
Denis J. Callaghan	32,077,041	868,616
Claudio Costamagna	30,511,726	2,433,931
James W. Crownover	26,563,017	6,382,640
Jack B. Dunn, IV	32,151,827	793,830
Vernon Ellis	32,162,878	782,779
Gerard E. Holthaus	26,620,564	6,325,093
Marc Holtzman	31,621,623	1,324,034
Dennis J. Shaughnessy	32,082,562	863,095
			2,089,282

Proposal 2 to Ratify the Retention of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2013.

For	Against	Abstained	Broker Non-Votes
34,473,887	551,497	9,555	N/A

Proposal 3 to Approve, in an Advisory (Non-Binding) Vote, the Compensation of the Named Executive Officers as Described in the Proxy Statement.

For	Against	Abstained	Broker Non-Votes
13,487,476	19,401,832	56,349	2,089,282

The Company’s Board of Directors and Compensation Committee value the views of the Company’s stockholders and will consider the results of this advisory vote in making future decisions on named executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: June 7, 2013	By:	/s/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

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